Exhibit 99.1

J&J SNACK FOODS REPORTS QUARTERLY RECORD REVENUE OF $425.8M IN 2023 FISCAL THIRD QUARTER

Growth Across All Three Business Segments Drives Record Operating Income and Net Earnings

Pennsauken, NJ, July 31, 2023 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the third quarter ended June 24, 2023.

		Third Quarter
	Actuals	$ LY	% v. LY
Net Sales	$425.8M	$380.2M	12.0%
Operating Income	$48.3M	$21.3M	127.2%
Net Earnings	$35.0M	$15.6M	124.8%
Earnings per Diluted Share	$1.81	$0.81	123.5%

Adjusted Operating Income	$51.1M	$24.9M	104.8%
Adjusted EBITDA	$66.6M	$38.4M	73.3%
Adjusted Earnings per Diluted Share	$1.92	$0.95	102.1%
This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods President and CEO, commented, “I would like to thank our employees for delivering a record third quarter as our business continues to build sales and profit momentum across all three of our business segments. Our results showcase the positive impact of the various operational and strategic initiatives undertaken over the past two years combined with an improving inflationary environment. Net sales grew by double digits to $425.8 million driven by Food Services sales growth of 11.9% and Frozen Beverages sales growth of 20.0%. Our Frozen Beverages business delivered record sales and profits for the quarter led by a recovering theater industry and strong gross margin performance. Company operating income grew 127.2% in the quarter, led by an improvement in gross margins to 33.6% and lower distribution expenses.”

“Our gross margin initiatives and strategies are starting to gain momentum helping us to drive improved profitability. Like most of our industry, we are beginning to see cost inflation stabilize for most ingredients, except for sugar/sweeteners and mixes. In addition, we are seeing margin mix improvement led by our investments and focus on growing core products, including churro’s, pretzels, frozen beverages, and frozen novelties. Pricing actions are now better aligned with cost, and we are achieving added efficiency across our manufacturing plants. The team is successfully executing on cross-selling opportunities, including Dippin’ Dots ICEE Cherry ‘n Blue Razz and gaining placement in new channels. In the fourth quarter, we will be launching SuperPretzel Bavarian sticks, SuperPretzel mini-dogs and Hola! Churro’s into retail and leveraging our cross-selling opportunities to grow Dippin’ Dots into theaters as we further leverage our portfolio of products and brands to grow across channels and create new snacking occasions. We believe these improving gross margin trends combined with a strong sales plan across our three business segments has us well positioned for continued growth.”

“Operationally, our teams have been diligently working to improve performance across all facets of our business. As previously mentioned, we are transforming how we manage product through our warehouses and ship to customers. A key strategy in this transformation is the build-out of three geographically positioned regional distribution centers. The first of these RDCs recently opened in Terrell, Texas in June and the other two locations are scheduled to open later this calendar year and in early 2024. These initiatives will simplify our logistics network by moving from over thirty warehouse locations to less than 10, resulting in improved customer service and lower distribution cost. We have fully transitioned management of shipping and distribution logistics to a third party who specializes in distribution and logistics, helping us more efficiently and effectively operate our logistics network. In addition, we have fully rolled out six state-of-the-art production lines adding capacity to support growth in key core product categories such as pretzels, churros and frozen novelties.”

“Looking forward, we are excited about the opportunities in front of us and confident in our ability to create added value for shareholders. We have a strong leadership team and benefit from the tremendous commitment and talent of our people. We have the right strategy to grow this business supported by aligned initiatives across sales, marketing, operations, and supply chain. We believe our initiatives are working and positioning us for continued growth. This momentum, along with the health of our business, balance sheet and liquidity position, gives us confidence that we are on the right path to continue to deliver strong results.”

Total Company Third Quarter Highlights

Net sales increased 12.0% to $425.8 million in Q3 of fiscal 2023, compared to Q3 of fiscal 2022.

Key highlights include:

●	Sales grew across all three business segments.
o	Food Service sales exceeded Q3 ’22 by 11.9%.
o	Retail segment sales exceeded Q3 ’22 by 0.2%.
o	Frozen Beverage segment sales exceeded Q3 ’22 sales by 20.0%.
●	Organic sales growth was mainly driven by our core brands and products, including soft pretzels, churros, frozen novelties and frozen beverages.
●	Sales included approximately $29.2 million in incremental revenue from Dippin’ Dots, which we report under Food Services segment as Frozen Novelties.

Gross profit as a percentage of sales was 33.6% in Q3 ’23, comparing favorably to 28.7% in Q3’22, reflecting our pricing actions and a better product mix as well as the stabilization of inflationary pressures on the back of historic highs last year. Overall, we experienced low single digit inflation for the quarter. The cost of key ingredients including flour, oils, dairy and meats have declined, though we are still experiencing double-digit inflation in sugar/sweeteners and mixes, which continues to impact products such as frozen novelties and churros.

Total operating expenses of $94.6 million represented 22.2% of sales for the quarter, compared to 23.1% in Q3 ’22. Distribution costs were 10.4% of sales in the quarter, down sequentially from 11.3%, and much improved from 12.7% in the prior year period. Our supply chain transformation initiatives, along with declining diesel prices and carrier costs, are starting to drive improvements in shipping efficiency, cost per truck, and cost per pound.

Marketing and selling expenses represented 7.4% of sales, versus 6.3% in the prior year period, and 7.1% in Q2’ 23 and were driven primarily by the timing of spend for tradeshows and sponsorships. Administrative expenses were 4.4% of sales in Q3 ’23, compared to 4.1% in Q3 ’22 and 5.3% in Q2’ 23, driven mostly by the expected seasonal impact of Dippin’ Dots.

Adjusted operating income was $51.1 million in the third quarter of fiscal 2023, compared to $24.9 million in the prior year period, reflecting revenue growth and improved operating margins across all three of our business segments. This led to net earnings in Q3 ’23 of $35.0 million, compared to $15.6 million in Q3 ’22. Our effective tax rate was 26.5% in Q3 ’23.

Food Services Segment Third Quarter Highlights

●	Q3 ’23 food service sales exceeded Q3’22 by $27.1 million, or an increase of 11.9%, including approximately $29.2 million in incremental sales from Dippin’ Dots.
●

Core brands and products continued to experience revenue growth, including 176.4% growth in frozen novelties, reflecting the acquisition of Dippin’ Dots, a 19.0% increase in churros and a 13.6% increase in soft pretzels. Handheld sales were down 33.9%, while bakery sales were down 8.3%, compared to Q3 ‘22.

●	Sales of new products and expanded customer placement were approximately $0.4 million, driven primarily by bakery products at a major convenience store customer.
●	Q3 ’23 operating income increased 687.3% to $20.8 million, largely driven by stronger sales, improved gross margin performance and distribution expenses.

Retail Segment Third Quarter Highlights

●	Q3 ’23 retail sales increased 0.2% to $61.2 million, compared to Q3 ’22.
●	Handhelds sales grew by 180.2%, compared to Q3 ’22, while frozen novelty, soft pretzel and biscuit sales declined by 0.4%, 12.2% and 15.3%, respectively, versus the prior year period.
●	New product innovation and expanded placement contributed approximately $3.5 million in the quarter led by handheld sales to a major mass merchandiser and a frozen novelty item with grocery customer.
●	Operating income improved by 78.0% to $4.2 million, versus the prior year period, driven by improved distribution expenses.

Frozen Beverages Segment Third Quarter Highlights

●	Frozen beverage segment sales were $109.6 million, a 20.0% increase, compared to Q3 ’22.
●

Beverage sales grew 26.1%, or $15.1 million, compared to Q3 ’22, led by 9% growth in gallons reflecting strong theater performance and continued strong consumption trends across mass merchants and amusement venues.

●

Machine repair and maintenance service revenues increased 5.5%, versus the prior year period reflecting healthy ongoing maintenance business, while equipment sales increased 17.1% on the back of growing installations with new clients.

●	Q3 ’23 operating income improved to $23.3 million, compared to a Q3 ’22 operating income of $16.3 million, reflecting the sales increase and leverage across the business.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on August 1, 2023, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A transcript of the conference call will also be available on the Investors homepage at www.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and our profitability-related continuous improvement initiatives in our operations. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace, macro-economic factors, the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses (recoveries); net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, integration costs, and strategic business transformation costs.

Adjusted Operating Income consists of operating income adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, integration costs, and strategic business transformation costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, integration costs, and strategic business transformation costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni or Norberto Aja

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended		Nine months ended
	June 24,	June 25,	June 24,	June 25,
	2023	2022	2023	2022

Net sales	$425,769	$380,227	$1,114,966	$980,230

Cost of goods sold	282,887	271,151	790,845	726,431
Gross profit	142,882	109,076	324,121	253,799

Operating expenses
Marketing	31,308	24,002	79,024	65,945
Distribution	44,485	48,157	124,722	109,821
Administrative	18,740	15,724	53,050	37,812
Other general expense	55	(67)	(490)	28
Total operating expenses	94,588	87,816	256,306	213,606

Operating income	48,294	21,260	67,815	40,193

Other income (expense)
Investment income	633	106	1,719	537
Interest expense	(1,314)	(156)	(3,697)	(231)

Earnings before income taxes	47,613	21,210	65,837	40,499

Income tax expense	12,632	5,647	17,352	10,574

NET EARNINGS	$34,981	$15,563	$48,485	$29,925

Earnings per diluted share	$1.81	$0.81	$2.51	$1.56

Weighted average number of diluted shares	19,327	19,234	19,299	19,198

Earnings per basic share	$1.82	$0.81	$2.52	$1.56

Weighted average number of basic shares	19,257	19,174	19,239	19,131

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 24,
	2023	September 24,
	(unaudited)	2022
Assets
Current assets
Cash and cash equivalents	$65,643	$35,181
Marketable securities held to maturity	-	4,011
Accounts receivable, net	217,520	208,178
Inventories	177,620	180,473
Prepaid expenses and other	8,420	16,794
Total current assets	469,203	444,637

Property, plant and equipment, at cost
Land	3,714	3,714
Buildings	34,232	34,232
Plant machinery and equipment	438,579	374,566
Marketing equipment	291,424	274,904
Transportation equipment	14,551	11,685
Office equipment	46,934	45,865
Improvements	50,976	49,331
Construction in progress	53,916	65,753
Total Property, plant and equipment, at cost	934,326	860,050
Less accumulated depreciation and amortization	562,985	524,683
Property, plant and equipment, net	371,341	335,367

Other assets
Goodwill	185,070	184,420
Other intangible assets, net	186,667	191,732
Marketable securities available for sale	4,513	5,708
Operating lease right-of-use assets	83,089	51,137
Other	4,214	3,965
Total other assets	463,553	436,962
Total Assets	$1,304,097	$1,216,966

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$188	$124
Accounts payable	100,025	108,146
Accrued insurance liability	17,312	15,678
Accrued liabilities	22,408	9,214
Current operating lease liabilities	14,675	13,524
Accrued compensation expense	19,479	21,700
Dividends payable	13,489	13,453
Total current liabilities	187,576	181,839

Long-term debt	83,000	55,000
Noncurrent finance lease liabilities	650	254
Noncurrent operating lease liabilities	73,361	42,660
Deferred income taxes	69,432	70,407
Other long-term liabilities	3,911	3,637

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,270,000 and 19,219,000 respectively	104,250	94,026
Accumulated other comprehensive loss	(8,999)	(13,713)
Retained Earnings	790,916	782,856
Total stockholders' equity	886,167	863,169
Total Liabilities and Stockholders' Equity	$1,304,097	$1,216,966

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Nine months ended
	June 24,	June 25,
	2023	2022
Operating activities:
Net earnings	$48,485	$29,925
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	41,319	36,292
Amortization of intangibles and deferred costs	5,065	1,775
(Gain) loss from disposals of property & equipment	(255)	50
Share-based compensation	3,935	3,484
Deferred income taxes	(937)	(227)
(Gain) loss on marketable securities	(105)	412
Other	(237)	(212)
Changes in assets and liabilities, net of effects from purchase of companies
Increase in accounts receivable	(7,680)	(78,058)
Decrease (increase) in inventories	4,875	(42,784)
Decrease (increase) in prepaid expenses	8,487	(102)
Increase in accounts payable and accrued liabilities	2,992	19,798
Net cash provided by (used in) operating activities	105,944	(29,647)

Investing activities:
Payments for purchases of companies, net of cash acquired	-	(221,301)
Purchases of property, plant and equipment	(76,472)	(64,231)
Proceeds from redemption and sales of marketable securities	5,300	11,526
Proceeds from disposal of property and equipment	774	1,147
Net cash (used in) investing activities	(70,398)	(272,859)

Financing activities:
Proceeds from issuance of stock	6,289	12,168
Borrowings under credit facility	102,000	125,000
Repayment of borrowings under credit facility	(74,000)	-
Payments for debt issuance costs	-	(225)
Payments on finance lease obligations	(150)	(150)
Payment of cash dividend	(40,389)	(36,299)
Net cash (used in) provided by financing activities	(6,250)	100,494

Effect of exchange rates on cash and cash equivalents	1,166	103

Net increase (decrease) in cash and cash equivalents	30,462	(201,909)
Cash and cash equivalents at beginning of period	35,181	283,192
Cash and cash equivalents at end of period	$65,643	$81,283

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended		Nine months ended
	June 24,	June 25,	June 24,	June 25,
	2023	2022	2023	2022
Sales to external customers:
Food Service
Soft pretzels	$63,527	$55,946	$171,242	$149,628
Frozen novelties	47,410	17,155	95,782	32,917
Churros	30,470	25,614	81,147	62,550
Handhelds	17,003	25,740	60,884	64,741
Bakery	87,582	95,495	281,830	287,293
Other	8,988	7,892	20,673	18,785
Total Food Service	$254,980	$227,842	$711,558	$615,914

Retail Supermarket
Soft pretzels	$10,269	$11,696	$40,767	$43,642
Frozen novelties	41,684	41,865	80,423	78,586
Biscuits	5,135	6,066	18,906	20,024
Handhelds	4,452	1,589	11,443	3,934
Coupon redemption	(385)	(605)	(936)	(2,227)
Other	(5)	397	(20)	501
Total Retail Supermarket	$61,150	$61,008	$150,583	$144,460

Frozen Beverages
Beverages	$72,878	$57,791	$153,336	$126,919
Repair and maintenance service	24,144	22,892	70,556	65,903
Machines revenue	11,554	9,868	26,817	25,257
Other	1,063	826	2,116	1,777
Total Frozen Beverages	$109,639	$91,377	$252,825	$219,856

Consolidated sales	$425,769	$380,227	$1,114,966	$980,230

Depreciation and amortization:
Food Service	$9,797	$7,097	$28,852	$20,436
Retail Supermarket	540	405	1,423	1,157
Frozen Beverages	5,426	5,514	16,109	16,474
Total depreciation and amortization	$15,763	$13,016	$46,384	$38,067

Operating Income:
Food Service	$20,786	$2,640	$32,306	$12,177
Retail Supermarket	4,168	2,341	5,766	8,416
Frozen Beverages	23,340	16,279	29,743	19,600
Total operating income	$48,294	$21,260	$67,815	$40,193

Capital expenditures:
Food Service	$20,015	$21,673	$58,621	$45,757
Retail Supermarket	345	2,815	1,824	6,438
Frozen Beverages	6,988	4,437	16,027	12,036
Total capital expenditures	$27,348	$28,925	$76,472	$64,231

Assets:
Food Service	$959,657	$957,719	$959,657	$957,719
Retail Supermarket	12,327	29,147	12,327	29,147
Frozen Beverages	332,113	304,376	332,113	304,376
Total assets	$1,304,097	$1,291,242	$1,304,097	$1,291,242

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three months ended		Nine months ended
	June 24,	June 25,	June 24,	June 25,
	2023	2022	2023	2022

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$34,981	$15,563	$48,485	$29,925
Income Taxes	12,632	5,647	17,352	10,574
Investment Income	(633)	(106)	(1,719)	(537)
Interest Expense	1,314	156	3,697	231
Depreciation and Amortization	15,763	13,016	46,384	38,067
Share-Based Compensation	1,383	1,134	3,935	3,484
Merger and Acquisition Costs	-	3,088	-	3,088
COVID-19 Expenses (Recoveries)	-	-	-	(874)
Net (Gain) Loss on Sale or Disposal of Assets	99	(50)	(255)	50
Strategic Business Transformation Costs	951	-	951	-
Integration Costs	153	-	570	-
Adjusted EBITDA	$66,643	$38,448	$119,400	$84,008

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	48,294	21,260	67,815	40,193
COVID-19 Expenses (Recoveries)	-	-	-	(874)
Merger and Acquisition Costs	-	3,088	-	3,088
Acquisition Related Amortization Expenses	1,679	592	5,037	1,776
Strategic Business Transformation Costs	951	-	951	-
Integration Costs	153	-	570	-
Adjusted Operating Income	$51,077	$24,940	$74,373	$44,183

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$1.81	$0.81	$2.51	$1.56
COVID-19 Expenses (Recoveries)	-	-	-	(0.05)
Merger and Acquisition Costs	-	0.16	-	0.16
Acquisition Related Amortization Expenses	0.09	0.03	0.26	0.09
Strategic Business Transformation Costs	0.05	-	0.05	-
Integration Costs	0.01	-	0.03	-

Tax Effect of Non-GAAP Adjustments (1)	(0.04)	(0.05)	(0.09)	(0.05)

Adjusted Earnings per Diluted Share	$1.92	$0.95	$2.76	$1.72

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates